UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2023

Tilray Brands, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)
265 Talbot Street West,
Leamington, ON		N8H 5L4
(Address of Principal Executive Offices,		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (844) 845-7291
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Common Stock, $0.0001 par	TLRY
value per share		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Material Definitive Agreement.

On August 7, 2023, Tilray Brands, Inc., a Delaware corporation (“Tilray”), entered into a securities and asset purchase agreement (the “Purchase Agreement”) by and among Anheuser-Busch Companies, LLC, a Delaware limited liability company, Craft USA Holdings, LLC, a Delaware limited liability company, Craft Brew Alliance, Inc., a Washington corporation  (collectively, “AB”), Tilray and Tilray Beverages, LLC, a Delaware limited liability company and wholly owned subsidiary of Tilray.  Pursuant to the Purchase Agreement, Tilray will acquire a portfolio of craft beer brands, assets and businesses from AB that includes Breckenridge Brewery, Blue Point, 10 Barrel, Redhook, Widmer Brothers, Square Mile, Shock Top and HiBall.  The purchase price to be paid to AB at closing is equal to $85 million in cash, subject to working capital and other adjustments. The Purchase Agreement contains certain customary termination rights and the parties have agreed to mutual termination fees of $4 million, payable if the Purchase Agreement is terminated in specified circumstances. The acquisition is expected to close by the end of September 2023, subject to satisfaction of customary closing conditions, including regulatory approval.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1*+	Purchase Agreement, dated August 7, 2023, by and among Tilray, Anheuser-Busch Companies, LLC, Craft USA Holdings, LLC, Craft Brew Alliance, Inc. and Tilray Beverages, LLC.
99.1	Press Release of Tilray Brands, Inc. dated August 7, 2023.
104	Cover Page Interactive Data File (formatted in Inline XBRL document).

* Pursuant to Item 601(b)(10)(iv) of Regulation S-K, portions of this exhibit have been omitted because the Company customarily and actually treats the omitted portions as private or confidential, and such portions are not material and would likely cause competitive harm to the Company if publicly disclosed. The Company will supplementally provide a copy of an unredacted copy of this exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

+ Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray Brands, Inc.
Date: August 7, 2023
By: /s/ Mitchell Gendel
Name: Mitchell Gendel
Title: Global General Counsel